Exhibit 99.1

Masimo Announces Select Preliminary Full-Year 2018 Financial Results and 2019 Outlook
Complete fourth quarter and full year 2018 financial results will be announced on Tuesday, February 26, 2019.

•	Preliminary full year 2018 total revenue, including royalty and other revenue, of approximately $855 to $858 million;

•	Preliminary full year 2018 product revenue of approximately $827 to $830 million;

•	Preliminary full year 2018 shipments of noninvasive technology boards and monitors were approximately 232,000;

•	Preliminary full year 2018 GAAP earnings per diluted share and non-GAAP earnings per diluted share are expected to exceed guidance of $3.37 and $2.92 per diluted share, respectively; and

•	Full year 2019 financial guidance includes product revenue, GAAP earnings per diluted share and non-GAAP earnings per diluted share of approximately $910 million, $3.17 and $3.05, respectively.
Irvine, California, January 9, 2019 - Masimo Corporation (NASDAQ: MASI) today announced select preliminary results for the full year December 29, 2018 and provided estimates for its full year 2019 financial guidance.
Preliminary Fourth Quarter 2018 Results:
Masimo expects that its product revenue for the full year 2018 will range from $827 million to $830 million, which reflects growth of 12.0% to 12.4% and constant currency growth of 11.5% to 11.9%. The Company expects its royalty and other revenue for the year will be approximately $28 million. As a result, Masimo now expects its full year 2018 total revenue, including royalty and other revenue, to range from $855 million to $858 million. Additionally, the Company expects that full year 2018 non-GAAP earnings per share will exceed previously issued financial guidance of $2.92, with guidance alone reflecting 27% growth compared to the full year 2017.
The preliminary financial information presented in this press release is based on Masimo’s current expectations and may be adjusted as a result of, among other things, completion of customary annual audit procedures. Management plans to discuss Masimo’s complete fourth quarter and full year 2018 financial results after the market closes on Tuesday, February 26, 2019.
2019 Financial Guidance:
The Company provided the following estimates for its full year 2019 financial guidance:

2019 Guidance
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP
Total Revenue, including royalty and other revenue	$910	$910
Product revenue	$910	$910
Percentage growth - as reported	9.6%	to	10.0%	—	—
Percentage growth - constant currency	—	—	10.5%	to	10.9%
Royalty and other revenue	$—	$—
Gross Margin	66.8%	66.8%
Operating Margin	23.8%	24.0%
Diluted earnings per share	$3.17	$3.05

•	Product revenue increasing to $910 million, which reflects reported growth of 9.6% to 10.0% and constant currency growth of 10.5% to 10.9%;

•	GAAP diluted earnings per share increasing to $3.17;

•	Non-GAAP diluted earnings per share increasing to $3.05; and

•	Included in our full year 2019 revenue guidance is approximately $7.0 million of year-over-year currency headwinds.

Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) non-GAAP product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP diluted earnings per share, (iv) non-GAAP gross profit, (v) non-GAAP operating income and (vi) adjusted EBITDA. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes non-GAAP product revenue growth %, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Acquisition-related costs, including depreciation and amortization.
Depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds; most recently in connection with our November 2016 settlement agreement with Koninklijke Philips N.V. We believe that exclusion of these gains and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash.

Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
Tax impacts that may not be representative of the ongoing results of our core operations.
From time to time, we record tax benefits relating to the derecognition of uncertain tax positions due to the expiration of the statutes of limitations. During the three months ended September 29, 2018, we recorded a significant tax benefit due to the expiration of the applicable statutes of limitations related to certain non-recurring transactions.
We believe that exclusion of the tax benefit resulting from the expiration of certain statutes of limitations related to non-recurring transactions is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that this tax item is unrelated to our core business and non-recurring in nature.

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %:

	Full Year 2017 Actuals As Adjusted	Full Year 2018 Current Guidance[1]		Full Year 2019 Guidance[2]
(in thousands, except per share amounts)		Low	High
GAAP product revenue	$738,242	$827,000	$830,000	$910,000

Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	—	(4,000)	(4,000)	7,000
Total non-GAAP constant currency adjustments	—	(4,000)	(4,000)	7,000

Non-GAAP (constant currency) product revenue	$738,242	$823,000	$826,000	$917,000
Product revenue growth %:
GAAP	—	12.0%	12.4%	9.6%	10.0%
Non-GAAP (constant currency)	—	11.5%	11.9%	10.5%	10.9%

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE:

	Full Year 2018 Current Guidance[1]		Full Year 2019 Guidance[2]
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$189,300	$3.37	$182,500	$3.17
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,500	0.03	1,500	0.03
Litigation damages, awards and settlements	500	0.01	—	—
Non-operating other expense	800	0.01	—	—
Tax impact of above items	(231)	(0.01)	(300)	(0.01)
Excess tax benefits from stock-based compensation	(23,400)	(0.42)	(8,000)	(0.14)
Expiration of certain statutes of limitation related to unique and non-recurring tax positions	(4,169)	(0.07)	—	—
Total non-GAAP adjustments	(25,000)	(0.45)	(6,800)	(0.12)
Non-GAAP net income	$164,300	$2.92	$175,700	$3.05
Weighted average shares outstanding - diluted		56,200		57,600
______________

[1]	Estimated effective tax rate of 11.0% applied to GAAP earnings and 24.0% applied to non-GAAP earnings.

[2]	Estimated effective tax rate of 21.0% applied to GAAP earnings and 24.0% applied to non-GAAP earnings.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME:

	2019 Guidance
(in thousands, except percentages)	$	% of Revenue
GAAP gross profit	$607,500	66.8%
Non-GAAP adjustments:
Acquisition related depreciation and amortization	500	—
Total non-GAAP adjustments	500	—
Non-GAAP gross profit	$608,000	66.8%

GAAP operating income	216,700	23.8
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,500	0.2
Total non-GAAP adjustments	1,500	0.2
Non-GAAP operating income	$218,200	24.0%
J.P. Morgan Healthcare Conference on Wednesday, January 9, 2019
Masimo will participate in the J.P. Morgan Healthcare Conference on Wednesday, January 9, 2019 at the Westin St. Francis Hotel in San Francisco, California. Micah Young, Executive Vice President and Chief Financial Officer, will represent the Company in a presentation scheduled for 7:30 a.m. Pacific Time.
A live webcast and replay of the Company’s presentation will be available online from the investor relations page of the company’s corporate website at www.masimo.com.
Fourth Quarter and Full Year 2018 Financial Results Conference Call on Tuesday, February 26, 2019
The conference call to review Masimo’s complete financial results for the fourth quarter ended December 29, 2018 will begin at 1:30 p.m. PT (4:30 p.m. ET) on February 26, 2019 and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer. A live webcast of the conference call will be available online from the investor relations page of the company’s corporate website at www.masimo.com.

The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 6889465. After the live webcast, the call will be available on Masimo’s website through March 26, 2019. In addition, a telephonic replay of the call will be available through March 5, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers. Please use reservation code 6889465.
About Masimo
Masimo (NASDAQ: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care by taking noninvasive monitoring to new sites and applications. In 1995, the Company debuted Masimo SET® Measure-through Motion and Low Perfusion® pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®) and more recently, Oxygen Reserve Index (ORi™), in addition to SpO2, pulse rate and perfusion index (PI). In 2014, Masimo introduced Root™, an intuitive patient monitoring and connectivity platform with the Masimo Open Connect® (MOC-9®) interface. Masimo is also taking an active leadership role in mobile health applications (mHealth) with products such as the Radius-7® wearable patient monitor and the MightySat™ fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year GAAP and non-GAAP 2018 and 2019 total, product, royalty and other revenues, earnings per diluted share, operating margin, EBITDA, and estimated tax rate, and our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 859-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

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